TIAA-CREF Equity Funds
Form N-SAR for the period ended April 30, 2016


77I - Terms of new or amended securities

On December 4, 2015, the TIAA-CREF Funds (the Trust) added a new share class, Advisor Class, to certain series of the Trust. The terms of Advisor Class are described in the Trust's Registration Statement filed under Conformed Submission 485BPOS, accession number 0000930413-15-004603, and in the Trust's Multiple Class Plan, dated December 4, 2015, which is being filed as an exhibit to Sub-Item 77Q1. of Form N-SAR.